Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST

ANNOUNCES RESULTS OF SPECIAL MEETING

Permian Basin Royalty Trust

DALLAS, Texas, June 20, 2014 – Permian Basin Royalty Trust (NYSE: PBT) (“Permian”) today announced that at the special meeting of the Trust’s unitholders held today, the unitholders of the Trust voted to approve the proposal to appoint Southwest Bank as successor trustee to serve as trustee of the Trust once the resignation of the current Trustee of the Trust takes effect. The effective date of Bank of America, N.A.’s resignation as trustee of the Trust will be August 29, 2014.

Forward-looking Statements

Any statements in this press release about plans for the Trust, the expected timing of the completion of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to the inability of the Trustee to resign or Southwest Bank to assume duties as successor trustee due to the failure to satisfy other conditions to the Trustee’s resignation set forth in the Trustee’s notice of resignation.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact:	Ron E. Hooper
Senior Vice President
U.S. Trust, Bank of America Private Wealth Management, Trustee
Toll Free – 1.877.228.5085